UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2025

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 10, 2025, Fly-E Group, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, by a ratio in the range of 1-for-2 to 1-for-15, with such ratio to be determined in the discretion of the board of directors of the Company (the “Board”) and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Special Meeting.

On June 16, 2025, the Board approved a one-for-five (1:5) reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”). On July 2, 2025, the Company filed with the Secretary of State of the State of Delaware the Second Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 5:00 p.m., Eastern Time, on July 3, 2025, and the Company’s common stock will begin trading on the Nasdaq Stock Market on a split-adjusted basis when the market opens on July 7, 2025.

Upon effectiveness of the Reverse Stock Split, every five (5) shares of the Company’s issued and outstanding common stock will automatically be converted into one share of common stock, without any change in the par value per share. In addition, (i) a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding warrants to purchase shares of common stock, and (ii) the number of shares reserved for issuance pursuant to the Company’s stock incentive plan will also be reduced proportionately. Any fraction of a share of common stock that would be created as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “FLYE.” The new CUSIP number for common stock following the Reverse Stock Split will be 343927208.

VStock Transfer, LLC, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on February 21, 2025 and mailed to the Company’s stockholders on or about February 21, 2025, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 2, 2025, the Company issued a press release announcing the Reverse Stock Split. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	The Second Certificate of Amendment to the Amended and Restated Certificate of Incorporation of FLY-E Group Inc.
99.1	Press Release dated July 2, 2025, announcing the Reverse Stock Split.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: July 2, 2025	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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